SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

================================================================================

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                   UWINK, INC.
             (Exact name of registrant as specified in its charter)

                  UTAH                                     87-0412110
                  ----                                     ----------
    (State or other jurisdiction of                    (I.R.S. Employer
     incorporation or organization)                    Identification No.)

           16106 Hart Street
           Van Nuys, California                              91406
           --------------------                              -----
  (Address of principal executive offices)                (Zip Code)


                 AMENDED AND RESTATED 2006 EQUITY INCENTIVE PLAN
                 -----------------------------------------------
                            (Full title of the plan)

                                 Peter Wilkniss
                                16106 Hart Street
                           Van Nuys, California 91406

                     (Name and address of agent for service)

                                 (818) 909-6030
          (Telephone number, including area code, of agent for service)

                                     CALCULATION OF REGISTRATION FEE

----------------------- --------------------- -------------------- --------------------- --------------------
                                               PROPOSED MAXIMUM      PROPOSED MAXIMUM
 TITLE OF SECURITIES        AMOUNT TO BE      OFFERING PRICE PER    AGGREGATE OFFERING        AMOUNT OF
   TO BE REGISTERED      REGISTERED (1)(2)         SHARE (3)            PRICE (3)         REGISTRATION FEE
----------------------- --------------------- -------------------- --------------------- --------------------
----------------------- --------------------- -------------------- --------------------- --------------------
Common Stock                  1,500,000              $1.92              $2,880,000             $308.16
----------------------- --------------------- -------------------- --------------------- --------------------

(1) Includes an indeterminate number of additional shares that may be issued to adjust the number of shares issued pursuant to the stock plan described herein as the result of any future stock split, stock dividend or similar adjustment of the registrant's outstanding common stock.

(2) Estimated pursuant to Rule 457(h) solely for purposes of calculating amount of registration fee, based upon the average of the high and low prices reported on November 13, 2006, as reported on the OTC Electronic Bulletin Board.

(3) Calculated pursuant to General Instruction E on Form S-8.

                        GENERAL INSTRUCTION E INFORMATION

        This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same equity incentive plan is effective.

        On June 19, 2006, uWink, Inc., a Utah corporation, filed a Registration Statement (333-153113) in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended, to register 1,000,000 shares of its common stock which had been authorized and reserved for issuance under the uWink, Inc. 2006 Equity Incentive Plan. The contents of that Registration Statement are hereby incorporated by reference into this Registration Statement.

        This Registration Statement will register an additional 1,500,000 shares of common stock to be included in the uWink, Inc. Amended and Restated 2006 Equity Incentive Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents are hereby incorporated by reference into this registration statement:

        (a) The Annual Report for the fiscal year ended December 31, 2005, filed by the registrant with the Securities and Exchange Commission (the "Commission") on Form 10KSB on April 17, 2006, which contains audited consolidated financial statements for the most recent fiscal year for which such statements have been filed.

        (b) The quarterly report for the quarter ended September 30, 2006, filed by the registrant with the Commission on Form 10QSB on November 14, 2006.

        (c) The quarterly report for the quarter ended June 30, 2006, filed by the registrant with the Commission on Form 10QSB on August 14, 2006.

        (d) The quarterly report for the quarter ended March 31, 2006, filed by the registrant with the Commission on Form 10QSB on May 15, 2006.

        (e) The current report on Form 8-K filed by the registrant with the Commission on Form 8-K on April 19, 2006.

        (f) The current report on Form 8-K filed by the registrant with the Commission on Form 8-K on May 2, 2006 and amended on May 30, 2006.

        (g) The current report on Form 8-K filed by the registrant with the Commission on Form 8-K on June 5, 2006.

        (h) The current report on Form 8-K filed by the registrant with the Commission on Form 8-K on September 12, 2006 and amended on September 19, 2006.

        (i) The current report on Form 8-K filed by the registrant with the Commission on Form 8-K on September 28, 2006.

        (j) The current report on Form 8-K filed by the registrant with the Commission on Form 8-K on October 3, 2006.

        (k) The current report on Form 8-K filed by the registrant with the Commission on Form 8-K on October 27, 2006.

        (l) The description of the registrant's common stock, which is included in the registration statement on Form SB-2, file no. 333-137661, filed with the Commission on September 29, 2006.

        (m) In addition, all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Richardson & Patel LLP has given an opinion on the validity of the securities being registered hereunder. Erick Richardson, partner of Richardson & Patel, LLP, has accepted our common stock in exchange for services rendered to us in the past and, although they are under no obligation to do so, Richardson & Patel, LLP and Erick Richardson may continue to accept our common stock for services rendered to us. As of the date of this prospectus, Erick Richardson owns 18,583 shares of our common stock.

ITEM 8.    EXHIBITS.

           4.1 2006 Amended and Restated Equity Incentive Plan, as amended on November 14, 2006*
           5.      Opinion regarding legality (including consent)*
           23.1    Consent of Kabani & Company, Inc.*
           23.2    Consent of Richardson & Patel LLP (included in Exhibit 5)

           *Filed herewith

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, California, on this 16th day of November, 2006.

                                      UWINK, INC.
                                      A Utah Corporation


                                                 /s/ NOLAN BUSHNELL
                                      ------------------------------------------
                                      By:  Nolan Bushnell
                                      Its: Chief Executive Officer and President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated:


Dated:  November 16, 2006                      /s/ Nolan Bushnell
                                      ------------------------------------------
                                      Nolan Bushnell, President, Chief Executive
                                      Officer and Chairman


Dated:  November 16, 2006                      /s/ Peter Wilkniss
                                      ------------------------------------------
                                      Peter Wilkniss, Chief Financial Officer
                                      and Secretary


Dated:  November 16, 2006                      /s/ Bruce Kelly
                                      ------------------------------------------
                                      Bruce P. Kelly, Director


Dated:  November 16, 2006                     /s/ Bradley Rotter
                                      ------------------------------------------
                                      Bradley N. Rotter, Director


Dated:  November 16, 2006                     /s/ Kevin Mcleod
                                      ------------------------------------------
                                      Kevin McLeod, Director

                                INDEX TO EXHIBITS

Exhibit Number    Description

4.1 2006 Amended and Restated Equity Incentive Plan, as amended on November 14, 2006
5.                Opinion regarding legality (including consent)
23.1              Consent of Kabani & Company, Inc.
23.2              Consent of Richardson & Patel LLP (included in Exhibit 5)